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                                                                    EXHIBIT 5.01
                               Fenwick & West LLP
                              Two Palo Alto Square
                              Palo Alto, CA 94306


                                 June 28, 1999



VERITAS Software Corporation
1600 Plymouth Street
Mountain View, California 94043


Gentlemen/Ladies:

     At your request, we have examined the Amendment No. 1 to Registration Statement on Form S-1 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about June 28, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of (i) $12,460,000 aggregate principal amount of 5 1/4% convertible subordinated notes due 2004 (the "NOTES"), all of which are presently issued and outstanding and will be sold by certain selling security holders (the "SELLING NOTEHOLDERS"), and (ii) 2,510,218 shares of your common stock (the "STOCK"), 579,534 shares of which are issuable upon conversion of the Notes and 1,930,684 shares of which are issuable upon exchange of the outstanding exchangeable shares of TeleBackup Exchangeco Inc., an indirect subsidiary of yours.

     In rendering this opinion, we have examined the following:

     (1) your registration statement on Form S-4, as amended (File Number 333-76531) filed with the Commission on April 19, 1999, together with the Exhibits filed as a part thereof;

     (2) your registration statement on Form 8-A (File Number 000-26247) filed with the Commission on June 2, 1999;

     (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated by reference therein;

     (4)  the Prospectuses prepared in connection with the Registration
          Statement;

     (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, VERITAS Software Corporation, a Delaware corporation (now known as VERITAS Operating Corporation and referred to herein as "OLD VERITAS"), that are in our possession;

     (6) the stock records for both you and Old VERITAS that you have provided to us (consisting of a certificate issued by your transfer agent dated of even date herewith verifying the number of issued and outstanding shares of VERITAS as of June 25, 1999 and a list detailing the number of options issued and outstanding and the number of options authorized and available to issue pursuant to each stock option or similar plan

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          that was prepared by you and dated June 25, 1999 verifying the number of such issued and outstanding securities);

     (7) a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any Notes or shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such Notes and shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such Notes or shares of Stock.

     You have informed us that you intend to issue the Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Stock, you will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Stock is to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Stock. However, we undertake no responsibility to monitor your future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume you will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.


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     Based upon the foregoing, it is our opinion that the Notes to be sold by the Selling Noteholders pursuant to the Registration Statement are binding obligations of yours and that up to 2,510,218 shares of Stock to be issued and sold by you, when issued and sold in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                             Very truly yours,

                                             FENWICK & WEST LLP


                                             By: /s/ Jeffrey Vetter
                                                --------------------------------
                                                Jeffrey Vetter, a Partner